Exhibit 99.2

SUNOSI® (solriamfetol)

(A Product of Jazz Pharmaceuticals plc)

Unaudited Abbreviated Financial Statements

As of March 31, 2022 and December 31, 2021 and for the Three Month Periods Ended March 31, 2022 and 2021

Index to Unaudited Abbreviated Financial Statements

Page

Unaudited Abbreviated Financial Statements:

Statements of Assets Acquired	2

Statements of Revenues and Direct Expenses	3

Notes to Unaudited Abbreviated Financial Statements	4

Sunosi® (solriamfetol)

(A Product of Jazz Pharmaceuticals plc)

Statements of Assets Acquired (Unaudited)

(In thousands)

	March 31, 2022	December 31, 2021
Assets Acquired
Intangible assets, net	$72,279	$74,243
Inventories, net	21,163	21,557
Other current assets	378	412
Total assets acquired	$93,820	$96,212

The accompanying notes are an integral part of these unaudited abbreviated financial statements.

Sunosi® (solriamfetol)

(A Product of Jazz Pharmaceuticals plc)

Statements of Revenues and Direct Expenses (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2022	2021
Product sales, net	$15,878	$11,606
Direct expenses:
Cost of product sales	4,178	2,074
Selling, general and administrative	35,288	66,347
Research and development	4,251	2,948
Amortization of intangible assets	1,964	1,964
Total direct expenses	45,681	73,333
Direct expenses in excess of product sales, net	$(29,803)	$(61,727)

The accompanying notes are an integral part of these unaudited abbreviated financial statements.

Sunosi® (solriamfetol)

(A Product of Jazz Pharmaceuticals plc)

Notes to Unaudited Abbreviated Financial Statements

1.
Background

On March 25, 2022, Jazz Pharmaceuticals plc (the “Company” or “Jazz Pharmaceuticals”) entered into an Asset Purchase Agreement (the “Agreement”) with Axsome Therapeutics, Inc., or Axsome, pursuant to which Axsome will acquire Sunosi® (solriamfetol), a product approved by the U.S. Food and Drug Administration and marketed in the U.S., Canada, the European Union and Great Britain to improve wakefulness in adult patients with Excessive Daytime Sleepiness associated with narcolepsy or obstructive sleep apnea.

Under the terms of the Agreement, Axsome will receive the rights to Sunosi in all of the existing territories available to Jazz Pharmaceuticals. The transaction was structured to be completed in sequential closings for the U.S. and ex-U.S. territories. The U.S. transaction closed on May 9, 2022 and the ex-U.S. transaction close is expected to occur later this year. Jazz Pharmaceuticals received a total upfront payment of $53.0 million and is eligible to receive a high single-digit royalty on Axsome’s U.S. net sales of Sunosi in the current indication and a mid single-digit royalty on Axsome’s U.S. net sales of Sunosi in future indications.

2.
Summary of Significant Accounting Policies

a)
Basis of Presentation

The accompanying statements of assets acquired as of March 31, 2022 and December 31, 2021, and of revenues and direct expenses for the three months ended March 31, 2022 and 2021 of the Sunosi product of Jazz Pharmaceuticals (the “Unaudited Abbreviated Financial Statements”) represent an incomplete presentation of Sunosi assets, liabilities, revenues and expenses and are therefore not intended to represent the financial condition, results of operations or cash flows of Sunosi. These Unaudited Abbreviated Financial Statements are based upon the Agreement and relief under SEC Rule 3-05, Significant Acquisition Carveout Financial Statement Reporting Requirements, as amended, as the acquisition by Axsome meets the criteria established by the Securities and Exchange Commission to provide abbreviated financial statements in lieu of full financial statements of the acquired business.

The statements of assets acquired only present the assets acquired in accordance with the Agreement. Liabilities as of March 31, 2022 and December 31, 2021 will not be assumed under the Agreement. The statements of revenues and direct expenses present only those revenues and expenses related to the certain assets to be acquired. The Unaudited Abbreviated Financial Statements were derived from the historical accounting records of Jazz Pharmaceuticals and were prepared in accordance with the basis of accounting described in these Notes, which is in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Sunosi was not operated as a separate business or division of Jazz Pharmaceuticals. It was a fully integrated part of Jazz Pharmaceuticals’ consolidated business and operations and did not represent a substantial portion of Jazz Pharmaceuticals’ assets and liabilities. It is impracticable to prepare complete financial statements related to Sunosi as Jazz Pharmaceuticals never accounted for Sunosi on a stand-alone basis or as a separate division or subsidiary, nor has the Company maintained the distinct and separate books and records necessary to prepare full stand-alone or carve-out financial statements and it would be impracticable to do so.

Sunosi® (solriamfetol)

(A Product of Jazz Pharmaceuticals plc)

Notes to Unaudited Abbreviated Financial Statements (continued)

The statements of revenues and direct expenses include the revenue and related costs that directly relate to Sunosi as well as an allocation of direct costs that can be attributed to this product. The operations of Sunosi rely, to varying degrees, on Jazz Pharmaceuticals for manufacturing and distribution, quality and Sunosi® (solriamfetol) regulatory support and marketing and sales activities and such expenses have been allocated to Sunosi in these Unaudited Abbreviated Financial Statements. The allocations were based on a specific identification basis or, when specific identification was not practicable, a proportional cost allocation method, depending on the nature of the services rendered. Management considers that such allocations have been made on a reasonable basis but may not necessarily be indicative of the costs that would have been incurred if Sunosi had been operated on a stand-alone basis for the periods presented. The statements of revenues and direct expenses do not include corporate overhead, such as accounting, human resources, treasury and legal support, or a provision for income taxes as Sunosi never functioned on a stand-alone basis. Accordingly, no allocation of these support fees or income taxes has been made to Sunosi.

During the three months ended March 31, 2022 and 2021, Sunosi did not have any stand-alone financing requirements, and any cash generated was collected at the consolidated level by Jazz Pharmaceuticals. As Sunosi has historically been managed as part of the operations of Jazz Pharmaceuticals and has not been operated on a stand-alone basis, it is not practical to prepare historical cash flow information regarding Sunosi’s operating, investing, and financing cash flows. As such, a statement of cash flows was not prepared.

These financial statements should be read in conjunction with the audited abbreviated financial statements and footnotes of Sunosi for the fiscal years ended December 31, 2021 and 2020 (the “Financial Statements”), that are filed as an exhibit to the same Form 8-K to which these financial statements are filed as an exhibit. The accounting policies used in preparing these financial statements are the same as those described in Note 2 to the Financial Statements.

b)
Use of Estimates and Assumptions in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates about future events and assumptions that may affect the following: (i) the reported amounts of assets acquired and (ii) the reported amounts of revenues, including sales discounts and allowances, and direct expenses and related disclosures at the date of these financial statements during each reporting period.

Future events and their effects cannot be determined with certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results could differ from those estimates, and any such differences could be material.

3.
Intangible assets, net

Intangible assets, net consisted of the following (in thousands):

	March 31, 2022	December 31, 2021
Acquired developed technologies, cost	$93,500	$93,500
Less: Accumulated amortization	(21,221)	(19,257)
Intangible assets, net	$72,279	$74,243

Sunosi® (solriamfetol)

(A Product of Jazz Pharmaceuticals plc)

Notes to Unaudited Abbreviated Financial Statements (continued)

4.
Inventories, net

Inventories, net consisted of the following (in thousands):

	March 31, 2022	December 31, 2021
Raw materials	$2,631	$2,632
Work in process	11,465	12,897
Finished goods	7,067	6,028
Total inventories, net	$21,163	$21,557

A reserve is recorded for potentially excess, dated or obsolete inventories based on an analysis of inventory on hand compared to forecasted future sales, which was $2.7 million and $2.3 million as of March 31, 2022 and December 31, 2021, respectively.

5.
Subsequent Events

Subsequent events have been evaluated through July 21, 2022, the date these Unaudited Abbreviated Financial Statements were issued, and there are no subsequent events to disclose.